Press Release	Source: Alchemy Enterprises, Inc.

Alchemy to Undertake Securities Offering

Tuesday April 11, 9:00 am ET

PHOENIX--(BUSINESS WIRE)--April 11, 2006--Alchemy Enterprises, Inc. (OTCBB: ACHM - News) announced today that it had executed a letter of intent with an investment banking firm to act as a placement agent in connection with a private placement of up to $6 million of the Company’s unregistered common stock, offered solely to accredited investors. Funds will be used for research and development and for working capital. The common stock may not be offered or sold in the United States absent registration or an exemption from registration.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Contact:

Alchemy Enterprises, Inc.

Jonathan R. Read, 480-789-0301

Fax: 480-663-8118

jread@alchemy-energy.com

Source: Alchemy Enterprises, Inc.